Exhibit 99.2

Forward Looking Statements; Additional Information Information in this communication, other than statements of historical facts, may constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements about the benefits of the proposed merger of South State and CenterState, including future financial and operating results (including the anticipated impact of the transaction on South State’s and CenterState’s respective earnings and tangible book value), statements related to the expected timing of the completion of the merger, the combined company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “scheduled,” “plans,” “intends,” “anticipates,” “expects,” “believes,” “estimates,” “potential,” or “continue” or negatives of such terms or other comparable terminology. All forward-looking statements are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of South State or CenterState to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, among others, (1) the risk that the cost savings and any revenue synergies from the merger may not be fully realized or may take longer than anticipated to be realized, (2) disruption to the parties’ businesses as a result of the announcement and pendency of the merger, (3) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (4) the risk that the integration of each party’s operations will be materially delayed or will be more costly or difficult than expected or that the parties are otherwise unable to successfully integrate each party’s businesses into the other’s businesses, (5) the failure to obtain the necessary approvals by the shareholders of South State or CenterState, (6) the amount of the costs, fees, expenses and charges related to the merger, (7) the ability by each of South State and CenterState to obtain required governmental approvals of the merger (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction), (8) reputational risk and the reaction of each company's customers, suppliers, employees or other business partners to the merger, (9) the failure of the closing conditions in the merger agreement to be satisfied, or any unexpected delay in closing the merger, (10) the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (11) the dilution caused by South State's issuance of additional shares of its common stock in the merger, (12) general competitive, economic, political and market conditions, and (13) other factors that may affect future results of CenterState and South State including changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; the impact, extent and timing of technological changes; capital management activities; and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms. Additional factors which could affect future results of CenterState and South State can be found in South State’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and CenterState’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, in each case filed with the SEC and available on the SEC’s website at http://www.sec.gov. CenterState and South State disclaim any obligation and do not intend to update or revise any forward-looking statements contained in this communication, which speak only as of the date hereof, whether as a result of new information, future events or otherwise, except as required by federal securities laws. Important Information About the Merger and Where to Find It South State intends to file a registration statement on Form S-4 with the SEC to register the shares of South State’s common stock that will be issued to CenterState’s shareholders in connection with the transaction. The registration statement will include a joint proxy statement of South State and CenterState that also constitutes a prospectus of South State. The definitive joint proxy statement/prospectus will be sent to the shareholders of each of South State and CenterState in connection with the proposed merger. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS WHEN THEY BECOME AVAILABLE (AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE INTO THE JOINT PROXY STATEMENT/PROSPECTUS) BECAUSE SUCH DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED MERGER AND RELATED MATTERS. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC by South State or CenterState through the website maintained by the SEC at http://www.sec.gov or by contacting the investor relations department of South State or CenterState at: Before making any voting or investment decision, investors and security holders of South State and CenterState are urged to read carefully the entire registration statement and joint proxy statement/prospectus when they become available, including any amendments thereto, because they will contain important information about the proposed transaction. Free copies of these documents may be obtained as described above. Participants in Solicitation South State, CenterState and certain of their directors and executive officers may be deemed participants in the solicitation of proxies from the shareholders of each of South State and CenterState in connection with the merger. Information regarding the directors and executive officers of South State and CenterState and other persons who may be deemed participants in the solicitation of the shareholders of South State or of CenterState in connection with the merger will be included in the joint proxy statement/prospectus related to the proposed merger, which will be filed by South State with the SEC. Information about the directors and executive officers of South State and their ownership of South State common stock can also be found in South State’s definitive proxy statement in connection with its 2019 annual meeting of shareholders, as filed with the SEC on March 6, 2019, and other documents subsequently filed by South State with the SEC. Information about the directors and executive officers of CenterState and their ownership of CenterState common stock can also be found in CenterState’s definitive proxy statement in connection with its 2019 annual meeting of shareholders, as filed with the SEC on March 12, 2019, and other documents subsequently filed by CenterState with the SEC. Additional information regarding the interests of such participants will be included in the joint proxy statement/prospectus and other relevant documents regarding the merger filed with the SEC when they become available. South State Corporation CenterState Bank Corporation 520 Gervais Street 1101 First Street South, Suite 202 Columbia, SC 29201-3046 Winter Haven, FL 33880 Attention: Investor Relations Attention: Investor Relations (800) 277-2175 (863) 293-4710

Creating the Leading Southeast Regional Bank Best in Class Markets and Teams Expanded Scale Improves Efficiency and Product Delivery Top Tier Performance Metrics

# Creating the Leading Southeast Regional Bank

## Enhanced Scale Through Partnership[1]

**$34B** Assets

**$24B** Loans

**$26B** Deposits

## Powerful Operating Leverage[2]

**~1.4%** ROAA

**~18%** ROATCE

**~52%** Efficiency

## Dominant Southeast Franchise[3]

**300+** Branch Locations

Across **10** of the top **15** Southeast Growth Markets

**#8** Largest Bank Headquartered in the Southeast



Richmond
Charlotte
Atlanta
Charleston
Orlando
Tampa
Winter Haven

Banking Forward

Source: S&P Global Market Intelligence.

(1) Estimated balances at closing

(2) 2021 consensus estimates with cost saves fully phased in

(3) Includes top 15 largest markets in the Southeast sorted by projected '20 - '25 population growth markets. Data pro forma for announced transactions and as of the most recent quarter available.

4

A Common Disciplined Approach Soundness Profitability Growth

Deep and Experienced Leadership Team Will Matthews Chief Financial Officer Steve Young Chief Strategy Officer Richard Murray President Robert Hill Executive Chairman John Corbett Chief Executive Officer John Pollok SEVP and Director Renee Brooks Chief Operating Officer Greg Lapointe Chief Banking Officer

Transaction Rationale Strategically Compelling Strengthens Both Companies Financially Attractive Well-Positioned for Future Success Creates a high-powered financial institution with $34 billion in assets Contiguous footprint with meaningful presence high growth markets Granular, low-cost deposit bases Creates 8th largest bank in the Southeast Combines two experienced management and relationship banking teams Adds complementary business lines and diversifies geographies Significant EPS accretion with minimal tangible book dilution Peer leading pro forma profitability Conservative modeling assumptions Increased scale to better compete in an evolving industry Broader and stronger pro forma management team Capital formation rate to provide flexibility

# Transaction Terms

| | | |
|---|---|---|
| Structure | • *Legal / Accounting Acquiror:* | South State Corporation |
| | • *Exchange Ratio:* | 0.3001x |
| | • *Ownership Split:* | 47% SSB / 53% CSFL |
| Leadership | • *Board Composition:* | 8 South State / 8 CenterState |
| | • *Executive Chairman:* | Robert Hill |
| | • *CEO:* | John Corbett |
| Operations | • *Brand:* | South State Bank |
| | • *Headquarters:* | Winter Haven, FL |
| | • *Major Support Centers:* | Winter Haven, Charleston, Columbia, Charlotte and Atlanta |
| Timing & Approval | • *Approvals:* | Shareholder and regulatory |
| | • *Anticipated Closing:* | Q3 '20 |

Banking Forward

8

Alabama Georgia Florida South Carolina North Carolina Virginia Attractive Markets of Operation Source: S&P Global Market Intelligence Dollars in Billions Deposit data as of 6/30/19 (1)Includes all MSAs with population over 500,000; with pro forma deposits greater than $100 million (2)Top 15 largest markets in the Southeast sorted by projected ‘20 – ‘25 population growth Pro Forma Company 15 Largest Markets in the Southeast Sorted by Pop. Growth(2) Meaningful Presence in 10 of the 15 most populous markets in the Southeast Deposits by Market(1) $1.7 $0.4 $1.1 $1.3 $1.6 $1.9 $0.6 $2.2 $1.3 $1.2 $1.0 $0.9 $0.7 $0.5 $0.4

Peer-leading Pro Forma Demographics and Deposit Base Source: S&P Global Market Intelligence Includes all banks headquartered nationwide with total assets between $25 and $50 billion Population growth deposit weighted by county; deposit data as of 6/30/19 Data as of most recent quarter available. MRQ Cost of Deposits(2) 2020 - 2025 Projected Population Growth(1) Pro Forma Pro Forma

Peer-leading Pro Forma Profitability Source: FactSet Includes all banks headquartered nationwide with assets between $25.0 billion and $50.0 billion; excludes peers without estimates 2021 consensus estimates with cost saves fully phased in 2021 Consensus Efficiency Ratio 2021 Consensus ROATCE 2021 Consensus ROAA (1) Pro Forma Pro Forma (1) Pro Forma (1)

Core Funded Franchise Source: S&P Global Market Intelligence Data as of the three months ended 12/31/19; deposit data by state as of 6/30/19 Core Deposit Base Deposits by State Cost of Deposits: 0.50% Cost of Deposits: 0.67% Total Deposits: $12.2bn Total Deposits: $13.1bn Total Deposits: $25.3bn 98% Core Deposits SSB CSFL Pro Forma 95% Core Deposits 96% Core Deposits

Loans/ Deposits(1) CRE/ RBC(2) Diversified Loan Portfolio 91.2% 229% 93.4% 294% 92.3% ~280% SSB CSFL Pro Forma Yield on Loans: 5.59% Yield on Loans: 4.63% Source: S&P Global Market Intelligence Loan composition and yield data as of or for the three months ended 12/31/19 Excludes loans held for sale Data as of 9/30/19; pro forma estimate includes merger adjustments

$205 million pre-tax 1.75%; amortized sum of years digits over 10 years Based on consensus estimates All stock merger of equals with CenterState merging into South State CSFL shareholders receive 0.3001x SSB shares per CSFL share Consideration Reversal of existing discounts on CenterState’s legacy acquired portfolio ($75 million) (1) Other fair value marks of ($1.3) million Other Purchase Accounting Marks Key Merger Assumptions Standalone Earnings Per Share Core Deposit Intangible $80.0 million of identified net cost savings 9.7% of combined company 2020 consensus non-interest expense base 25% realization of net cost savings in ‘20, 75% in ‘21 and 100% thereafter Estimated Net Cost Savings Merger & Integration Costs Loan credit mark of 1.1% on gross loans comprised of: 0.16% PCD mark on gross loans 0.92% non-PCD mark on gross loans (accreted back through earnings over the 4.5 year life of the loans) Day 2 CECL reserve of 1.0x non-PCD credit mark (additional ‘double-count’ of 0.92% on gross loans) Credit Assumptions Identified but not modeled Revenue Synergies (1)Estimated at time of close

Summary Financial Impact (1)2021 EPS accretion assumes cost savings are fully phased-in for illustrative purposes Includes full impact of one-time merger expenses for illustrative purposes Pro forma at closing, including the estimated impact of purchase accounting and the inclusion of the CECL ‘double count’ as described on the previous page.  EPS Accretion to Acquirer(1) > 20% TBV per Share Impact(2)(3) ~ (2%) TBV Earnback Period(2)(3) < 1 Year Pro Forma Capital(2)(3) CET1 ratio of ~10.5%

The Combined Company Source: S&P Global Market Intelligence Dollars in billlions Data as of 12/31/19; pricing data as of 1/24/20 (1)High Growth Markets defined as the 25 fastest growing MSAs in the Southeast with population greater than 500,000 Pro Forma Highlights 18 High Growth Markets (1) 6% ‘20–‘25 Proj. Pop. Growth $24B Loans $26B Deposits $34B Total Assets $6.1B Market Cap 1+ million Customers Mobile Tallahassee Charleston Greensboro Charlotte Myrtle Beach Columbus Montgomery Huntsville Birmingham Atlanta Orlando Norfolk Richmond Virginia Beach Raleigh Jacksonville Arlington St. Petersburg Tampa Fort Lauderdale Miami Columbia Pensacola Savannah Greenville 81 64 95 40 16 75 65 10 75 59

Appendix

15 Largest Banks in the Southeast Source: S&P Global Market Intelligence Dollars in billions Data as of the most recent quarter available; pricing data as of 1/24/20 Pro forma for announced transactions Rank Institution Total Assets Market Cap 1 Bank of America Corporation $2,434 $296.4 2 Truist Financial Corporation 445 74.5 3 Capital One Financial Corporation 390 47.6 4 Regions Financial Corporation 126 15.0 5 First Horizon National Corporation 75 9.1 6 Synovus Financial Corp. 48 5.4 7 First Citizens BancShares, Inc. 40 5.7 8   Pro Forma   34   6.1   9 BankUnited, Inc. 33 3.2 10 Hancock Whitney Corporation 31 3.6 11 Pinnacle Financial Partners, Inc. 28 4.6 12 United Bankshares, Inc. 25 4.7 13 Bank OZK 24 3.6 14 Simmons First National Corporation 21 2.8 15 BancorpSouth Bank 20 3.2

Creating Value for Shareholders Illustrative Market Value Creation Source: S&P Global Market Intelligence Pricing data as of 1/24/20 Note: SSB share count data as of 12/31/19; CSFL market cap inclusive of transaction terms; capitalization of cost savings assumes a weighted average price / 2021 EPS multiple and 100% fully phased-in cost savings Total Cost Synergies: $80.0mm

Solid Checking Deposit Mix – Consumer vs. Commercial Source: Company documents SSB CSFL Pro Forma Checking Accounts by Number Checking Accounts by Dollars ~778 thousand Checking Accounts ~1.1 million Total Deposit Accounts Pro Forma # of Accounts

Pro Forma Net Operating Revenue – 4Q 2019 Pro Forma represents sum of SSB and CSFL 4Q 2019 revenue. Net Operating Revenue Fee Income $163M 22% 78% $208M 76% 24% $371M 77% 23% $36M 19% 53% 10% 18% $50M 2% 18% 16% 18% 46% $87M 27% 9% 31% 15% 18% SSB CSFL Pro Forma (1)

Combination Will Benefit All Stakeholders Customers Employees & Team Culture Communities Shareholders Improved product mix to benefit clients Enhanced customer experience with investments in technology Complementary corporate cultures Career growth opportunities Minimal disruption due to lack of overlap Continued commitment to local communities through investment and team involvement Partnership to value through increased earnings Dedicated to managing risk while delivering superior returns to our shareholders

Mutual Due Diligence Process Focus on Cultural Compatibility Detailed Risk Management Analysis Human Capital Planning and Management Extensive Mutual Credit Review Finance and Accounting Evaluation

Robert R. Hill, Jr. Chief Executive Officer South State Corporation John C. Corbett Chief Executive Officer CenterState Bank Corporation William E. Matthews V Chief Financial Officer CenterState Bank Corporation John C. Pollok Chief Financial Officer South State Corporation Stephen D. Young Chief Operating Officer CenterState Bank Corporation James C. Mabry IV Executive Vice President of Investor Relations and Mergers & Acquisitions South State Corporation